Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Hess Midstream Partners LP 2017 Long-Term Incentive Plan of our reports dated February 13, 2017, with respect to the combined financial statements of Hess Midstream Partners LP Predecessor and the financial statements of Hess Midstream Partners LP included in Amendment No. 11 to the Registration Statement (Form S-1 No. 333-198896), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

April 7, 2017